Exhibit 10.1

AMENDED AND RESTATED

PROMISSORY NOTE

USD $450,000.00	May 7, 2025 (“Effective Date”)

FOR VALUE RECEIVED, Jones Soda Co. (the “Borrower”) at 4786 1st Avenue South, Suite 103, Seattle, WA 98134 hereby promises to pay to the order of Paul Norman (the “Lender”) at 3690 Chase Avenue, Miami Beach, FL 33140 the principal sum of four hundered fifty thousand dollars (USD $450,000.00) (the “Principal Balance”) or such other amount as may be outstanding hereunder from time to time, together with interest, if applicable, and as set out herein, at such place and manner as the Lender may designate in writing (the “Note”).

1.	Interest Rate. This Note shall bear a fixed rate of interest of twelve percent (12%) per annum (the “Interest Rate”), on the unpaid portion of the Principal Balance until the Principal Balance is repaid in full, calculated on the basis of the actual number of days elapsed in a year, being 365 or 366, as the case may be, accruing on a monthly basis and payable monthly in arrears on the last business day of each month after the date of this Promissory Note, both before and after maturity, default or judgment.

2.	Payment. The outstanding Principal Balance, together with any accrued and unpaid interest, shall be due and payable October 10, 2025 (the “Maturity Date”). The Principal Balance, together with any accrued and unpaid balance shall be paid in cash with lawful currency of the United States of America.

3.	Origination Fee. In addition to the payment of Principal Balance and all accrued interest to be paid by Borrower under this Note , Borrower hereby agrees to pay to Lender a loan origination fee (“Origination Fee”) in an amount equal to USD $22,000.00, which shall be due and payable on the Maturity Date.

4.	Application of Payments. Any amount paid in satisfaction of the indebtedness evidenced by this Note will be applied first in satisfaction of any accrued and unpaid interest which is due and payable and any overdue interest thereon, and then the remaining portion of the amount paid will be applied in satisfaction of the Principal Balance owing under this Note.

5.	Prepayment. The Borrower will be entitled to prepay the Principal Balance, in whole or in part, together with interest at the Interest Rate calculated to the date of prepayment on the Principal Balance being prepaid, at any time prior to the Maturity Date, without any notice being given to the Lender and without any bonus or penalty being paid to the Lender, provided that the Borrower is not in default in the payment of any amount due under this Note.

6.	Representations and Warranties. The Borrower represents and warrants to the Lender that they are: (a) in good standing under the law and are duly qualified to do business in each jurisdiction where such qualification is necessary, (b) the execution and delivery of this Note and the performance by the Borrower of its obligations are within the Borrower’s powers have been duly authorized by all necessary actions necessary on the Borrower’s part, (c) this Note is the Borrower’s legal, valid and binding obligation, and (d) the execution, delivery and performance of this Note by the Borrower will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, or (ii) result in a breach of or constitute a default under any agreement, lease or instrument to which the Borrower is bound.

7.	Events of Default. If any one or more of the following events (each “Events of Default”) shall occur, then, in any such event, the Lender may, at its option, declare this Note to be immediately due and payable without further notice or demand:

a.	Nonpayment. The Borrower fails to pay any amount due on this Note, including any fees, charges, costs, or expenses when due.

b.	Nonperformance. The Borrower fails to perform or observe any agreement, term, provision, condition, or covenant required to be performed or observed by the Borrower under the Note.

c.	Adverse Change. There is a material adverse change in the financial condition or affairs of the Borrower.

8.	Occurrence of an Event of Default. If any Event of Default occurs, all obligations shall, at the option of the Lender, become immediately due and payable and the Lender may, in its sole discretion, exercise any right or recourse and/or proceed with any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the obligations owing to the Lender, and proceed to exercise any and all rights under this Note and no such remedy for the enforcement of the rights of the Lender shall be exclusive of, or dependent on, any other remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. For greater certainty, the rights and remedies of the Lender under this Note are cumulative and are in addition to, and not in substitution for, any rights or remedies provided by law or by equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Note shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Lender may be lawfully entitled for such default or breach

9.	Full and Final Release Upon Payment or Termination of Agreement. Upon satisfaction of all payment obligations noted herein, the Lender agrees on behalf of itself, affiliates, subsidiaries, directors, officers, employees, shareLenders, partners, agents, representatives, predecessors, successors, assigns, insurers, and attorneys, and other persons or entities acting or purporting to act on its behalf (the “Lender Parties”), to irrevocably and unconditionally release, acquit, and forever discharge the Borrower, their affiliates, subsidiaries, directors, officers, employees, shareLenders, partners, agents, representatives, predecessors, successors, assigns, insurers, and attorneys, (the “Borrower Parties”), from any and all actions, causes of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies, and executions of any kind, whether in law or in equity, known or unknown, which the Lender Parties have, have had, or may in the future claim to have against the Borrower Parties by reason of, arising out of, related to, or resulting from this Note.

10.	Governing law; Collection Expenses. This note is to be governed by and interpreted in accordance with the laws and courts of King County, WA, without reference to principles of conflicts of law and the Borrower consents to the jurisdiction and venue of any such court and waives any argument that the venue in such forums is not convenient. If the Borrower commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this note, the Lender at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or, if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

11.	Waiver of Jury Trial. Borrower and Lender irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby or thereby.

12.	Notices. Any notice or other communication to any party in connection with this Note shall be in writing and shall be sent by e-mail (to the email address(es) generally used to communicate between the parties), or if manual delivery, overnight courier addressed to such party at the address for that party as stated above. All periods of notice shall be measured from the date of delivery thereof if sent by e-mail or manually delivered or, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

13.	Successors and Assigns. This Agreement shall (a) be binding upon the Borrower and its successors and assigns, and (b) inure, together with the rights and remedies of the Lender hereunder, to the benefit of, and be enforceable by, the Lender and its successors, heirs, transferees and assigns.

14.	Entire Agreement. This Note embodies the entire understanding between the Lender and the Borrower with respect to the subject matter hereof and thereof, and specifically supercedes and replaces the promissory note signed between Borrower and Lender on April 10, 2025. This Note supersedes all prior agreements and understandings relating to the subject matter hereof.

{signature page to follow}

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IN WITNESS OF THE PARTIES HERETO, the undersigned have duly caused this Note to be executed and in effect as of the date first above written.

THE BORROWER:

JONES SODA CO.

By:
Name:	Brian Meadows, CFO

THE LENDER:

By:
Name:	Paul Norman

Signature Page to Promissory Note